EXHIBIT 4.21



                           Uniglobe Travel Online Inc.
                                Share Option Plan

Amendment No. 1

Section 2.5(b) of the Share Option Plan is hereby deleted in its entirety and replaced with the following:

"(b) unless otherwise determined by the Board of Directors in its discretion from time to time (provided that such determination is in accordance with applicable regulatory requirements), the vesting period for the exercise of options granted under the Plan shall be as follows:

     (i)  no  options  may be  exercised  during  the first  year of the  Option
          Period;

     (ii) at any time after the first year of the Option Period, the Participant may exercise options and purchase up to 33 1/3% of the total number of Common Shares eligible to be acquired under his option;

     (iii)at any time after the second year of the Option Period, the Participant may exercise options and purchase up to 66 2/3% of the total number of Common Shares eligible to be acquired under his option; and

     (iv) at any time after the third year of the Option Period, the Participant may exercise options and purchase the full amount of all Common Shares eligible to be acquired under his option."

Adopted by the Board of Directors the 7th day of April, 1999.



/s/ Martin Charlwood
-------------------------------------
Martin Charlwood
President and Chief Operating Officer



Approved by the shareholders the 11th day of May, 1999.



/s/ Martin Charlwood
-------------------------------------
Martin Charlwood
President and Chief Operating Officer


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                                   SCHEDULE A





                           UNIGLOBE TRAVEL ONLINE INC.

                                SHARE OPTION PLAN

                            Effective April 12, 1996


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                                     PART 1

                      PURPOSE, ADOPTION AND INTERPRETATION

Purpose

1.1 The purpose of this Share Option Plan will be to advance the interests of Uniglobe Travel Online Inc. by encouraging equity participation in such corporation through the acquisition of Common shares in its capital.

Adoption

1.2 A Share Option Plan is hereby established for certain directors and employees of the Corporation or an Associated Corporation.

1.3 Participation in this Share Option Plan by a Participant will be voluntary.

Definitions

1.4 In this Share Option Plan, the following capitalized words and terms will have the following meanings:

          Act means the Canada Business Corporations Act or its successor, as amended from time to time;

          Associated   Corporation  means  a  subsidiary  or  affiliate  of  the
          Corporation or any corporation in which the Corporation has a direct or indirect share interest;

          Common   Shares  means  the  common  shares  in  the  capital  of  the
          Corporation, subject to ss. 2.9;

          Corporation means Uniglobe Travel Online Inc.;

          Exchange means the Vancouver Stock Exchange;

          Participant means a person designated as a participant under the Share Option Plan; and

          Option Period means the period of time an option may be exercised as specified in ss. 2.5.

Interpretation

1.5 In this Share Option Plan, except as otherwise expressly provided or unless the context otherwise requires,

     (a) "Plan" means, as from time to time supplemented or amended, the Share Option Plan,


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                                      - 2-

     (b) the headings are for convenience only and are not intended as a guide to interpretation of this Plan or any portion thereof,

     (c) the word "including," when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

     (d) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with generally accepted accounting principles applied on a consistent basis,

     (e) all references to currency mean Canadian currency,

     (f) a reference to a statute includes all regulations madder thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

     (g) a reference to an entity includes any successor to that entity,

     (h) all references in this Agreement to a designated "Part," "section" or to a "Schedule" is to the designated part, section or schedule to this Agreement, and the symbol ss. followed by a number, letter or some combination of numbers and letters refers to the provision of this Agreement so designated,

     (i) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa, and

     (j) a reference to "approval," "authorization" or "consent" means written approval, authorization or consent.

                                     PART 2

                                SHARE OPTION PLAN

Participants

2.1 Participants in the Plan will be directors or employees of the Corporation or an Associated Corporation (including officers thereof, whether or not directors) who, by


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the  nature of their  positions  or jobs,  are,  in the  opinion of the Board of
Directors, on the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation.

Amount of Options

2.2 Subject to ss. 3.4, the determination regarding the amount of optioned Common Shares to be issued to each Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and will be determined from time to time by the Board of Directors.

Price

2.3 The exercise price for each Common Share will be determined by the Board of Directors at the time the option is granted, but such price will not be less than the average closing price of the Common Shares on the Exchange for the ten trading days immediately preceding the day on which the Exchange received the press release or notice letter of the grant of the option by the Board of Directors, less (other than in the case of a stock appreciation right issued under the Plan) any allowable discount permitted by the Exchange.

Lapsed Options

2.4 If options granted under the Plan are surrendered, terminate or expire without being exercised, new options may be granted covering the Common Shares not purchased under such lapsed options.

Consideration, Option Period and Payment

2.5 The options granted under this Plan will contain the following conditions:

     (a) subject to ss. 2.6 and 2.7, the period during which options may be exercised will be give years from the date the option is granted;

     (b) options may be exercised (to the nearest full share) during the Option Period as follows:

          (i) at any time during the first year of the Option Period, the Participant may purchase up to 33 1/3% of the total number of Common Shares eligible to be acquired under his option;


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          (ii) at any time during the first two years of the Option Period,  the
          Participant may purchase up to 66 2/3% of the total number of Common Shares eligible to be acquired under his option; and

          (iii) at any time after the completion of the first two years of the Option Period, the Participant may purchase the full amount of any Common Shares eligible to be acquired under his option;

     (c) except as set forth in ss. 2.6 and 2.7, no option may be exercised unless the Participant is at the time of such exercise a director or employee of the Corporation or an Associated Corporation and has been continuously a director or employee since the grant of such option (absence on leave with the approval of the Corporation or an Associated Corporation will not be considered an interruption of employment for any purpose of the
     Plan);

     (d) the exercise of any option will be contingent upon receipt by the Corporation of cash payment of the full purchase price of the Common Shares to be acquired;

     (e) no Participant or his legal representative, legatee or distributee will be, or will be deemed to be a holder of Common Shares with respect to which he was granted an option under this Plan, until certificates for such Common Shares are issued to that person under the terms of the Plan;

     (f) at any time after the Corporation achieves "Senior Board" status on the Vancouver Stock Exchange, a Participant may elect to terminate any of his options, in whole or in part, and receive, in lieu of receiving Common Shares which such Participant would have received had he exercised such option ("Designated Shares"), that number of Common Shares, disregarding fractions, which, when multiplied by the fair value of the Designated Shares (which will be the latest closing price for the Common Shares on the Exchange), has a total value equal to the product of the number of the Designated Shares times the difference between the fair value and the option price per share of such Designated Shares, less any amount required to be withheld on account of income taxes and remitted by the Corporation; and

     (g) in order to allow holders of options the right to participate in a take-over bid made for any of the Common Shares, the Board of Directors may by resolution remove any restrictions on the exercise of such options and permit all options outstanding to become immediately exercisable.


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                                      - 5 -

Termination of Employment

2.6 Subject to ss. 2.7, if a Participant

     (a) ceases to be a director of the Corporation or an Associated Corporation (and is not or does not continue to be an employee thereof), or

     (b) ceases to be employed by the Corporation or an Associated Corporation (and is not or does not continue to be a director thereof),

the Participant may for the 30-day period following the date that participant ceases to be a director or employee exercise his options to the extent that he was entitled to exercise such options on the day immediately before the Participant ceased to be a director or employee, including the rights under ss. 2.5(f).

Death of Participant

2.7 On the death of a Participant who is a director of the Corporation or an Associated Corporation, or who is an employee having been continuously in the employee of the Corporation or an Associated Corporation for one year from the date of the grant of his option, the option granted to that Participant will be exercisable for a 180-day period following such death, including the rights under ss. 2.5(f), but only

     (a) by the person or persons to whom the Participant's rights sunder the option pass by the Participant's will or under wills or estate law, and

     (b) to the extent that the Participant was entitled to exercise the option at the date of his death.

Adjustment in Shares Subject to the Plan

2.8 If there is any change in the Common Shares of the Corporation through the declaration of stock dividends, subdivisions, consolidations or exchanges of Common Shares, or otherwise, the number of Common Shares available for option, the Common Shares subject to any option, and the option price thereof may be adjusted in any manner considered appropriate by the Board of Directors and such adjustment will be effective and binding for all purposes of the Plan.

Amalgamation, Consolidation or Merger

2.9 If the Corporation amalgamates, consolidates with or merges with or into another Corporation, Common Shares issuable on the exercise of an option granted under the Plan will be


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converted into the securities, property or cash which the Participant would have received on the completion of such amalgamation, consolidation or merger had the option been exercised before such event.

                                     PART 3

                           EXCLUSIONS AND LIMITATIONS

Transferability

3.1 Except as provided for in this Plan, the benefits, rights and options accruing to any Participant under this Plan will not be transferable by such Participant and during the lifetime of such Participant all benefits, rights and options will only be exercised by the Participant or by his guardian or legal representative.

Employment

3.2 Nothing contained in this Plan will confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or an Associated Corporation, or interfere in any way with the right of the Corporation or an Associated Corporation to terminate the Participant's employment at any time. Without limiting the generality of the foregoing, participation in this Plan will not give a Participant any claim for lost benefits in the event of wrongful dismissal.

No Representation or Warranty

3.3 The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Plan.

Limitation on Issue

3.4 The total number of Common Shares reserved for issue under this Plan

     (a) to all Participants may not exceed 10% of the total number of Common Shares outstanding from time to time (on a non-diluted basis), and

     (b) to any one Participant may not exceed 5% of the total number of Common Shares outstanding from time to time (on a non-diluted basis).


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                                     PART 4

                    ADMINISTRATION, AMENDMENT AND TERMINATION

Administration of this Plan

4.1 This Plan will be administered by the Board of Directors of the Corporation and all administrative costs of this Plan will be paid by the Corporation.

4.2 The Board of Directors are authorized to

     (a) interpret this Plan and may, from time to time, to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of this Plan and the conduct of its business as it deems appropriate, provided that such rules and regulations are uniformly applicable to all persons similarly situated, and

     (b) retain such counsel and employ such accounting, clerical and other assistance as in its judgment may from time to time be required.

Any action that the Board of Directors is required or authorized to take, including the interpretation of this Plan and any rules or regulations established under ss. (a), will be final and conclusive, and will be binding upon each and every person who is or may become interested in any of this Plan.

Amendment, Modification, Suspension or Termination

4.3 The Board of Directors reserves the right, in its absolute discretion, to at any time amend, modify or terminate this Plan. However, any amendment of this Plan which would materially

     (i)  increase the benefits under this Plan,

     (ii) increase the number of Common Shares which may be issued under this Plan, or

     (iii)modify the requirements as to the eligibility for participation in this Plan,

will be effective only upon the receipt of all necessary regulatory approvals and the approval of the shareholders of the Corporation granted in the manner provided for in ss. 5.1.


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Any  amendment to any  provision  of this Plan will be subject to any  necessary approvals by any stock exchange or regulatory body having jurisdiction over the securities of the Corporation. The Corporation will promptly notify the Participants of any such amendment, modification, suspension or termination.

Delegation

4.4 All of the powers exercisable under this Plan by the Board of Directors of the Corporation may, to the extent permitted by applicable law and by resolution of the Board of Directors of the Corporation, be exercised by an executive committee or compensation committee of such Board of Directors, or an independent committee composed of not less than three independent directors of the Corporation. In addition, the Board of Directors may, subject to the obtaining of the consent of the Exchange, delegate any of the powers of the Board of Directors of the Corporation under this Plan to an independent consultant.

4.5 The senior officers of the Corporation are authorized and directed to do all things and execute and deliver all agreements, instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan, including a form of option agreement, the terms of which comply with the provisions of this Plan.

Liability

4.6 Neither the Corporation, any Associated Corporation, their directors, officers or employees, a committee established under ss. 4.4, the members of such committee or any consultant appointed under ss. 4.4 will be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the purchase or sale of Common Shares hereunder or with respect to any fluctuations in the market price of Common Shares, or in any other connection under any of this Plan, unless such act or omission constitutes willful misconduct on such person's part.


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                                     PART 5

                                 EFFECTIVE DATE

Necessary Approvals

5.1 This Plan will be effective upon the approval of the shareholders of the Corporation given by the affirmative vote of a majority of the shares of the Corporation represented and voted at a meeting of holders of such shares. The obligation of the Corporation to issue and deliver any Common Shares in accordance with this Plan will be subject to any necessary approvals of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares will terminate.

                                     PART 6

                                     GENERAL

Record Keeping

6.1 The Corporation will maintain all necessary books of account and records including a register which will contain the name and address of each
Participant, number of options granted to a Participant and the number of options outstanding.

Governing Law

6.2 This Plan will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia.


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                                TABLE OF CONTENTS


PART 1 Purpose, Adoption and Interpretation

PART 2 Share Option Plan

PART 3 Exclusions and Limitations

PART 4 Administration, Amendment and Termination

PART 5 Effective Date

PART 6 General